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                                                                    Exhibit 99.2

                     IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re:                        )    Chapter 11
                              )
ROUGE INDUSTRIES, INC.,       )    Case No. 03-13272 (MFW)
     et al.,                  )    (Jointly Administered)
                              )
           Debtors.           )    RE: DOCKET NOS. 381, 421, 439, 474


             ORDER PURSUANT TO SECTION 1113 AND SECTION 1114 OF THE
               BANKRUPTCY CODE AUTHORIZING (A) FINAL APPROVAL OF
               AGREEMENT AND STIPULATION BETWEEN THE DEBTORS AND
              DEBTORS-IN-POSSESSION AND THE UAW, (B) REJECTION OF
             CBA'S AND (C) RELATED RELIEF [D.I. 381, 421, 439, 474]

          Upon consideration of the above-captioned debtors' and debtors'-in-possession (the "Debtors") Motion For An Order (A) Authorizing Termination Of The Debtors' Collective Bargaining Agreements Under Section 1113 Of The Bankruptcy Code; And (B) Authorizing Termination Of Certain Union Retiree Benefits Pursuant To Section 1114 Of The Bankruptcy Code (D.I. 381) (the "Motion") and the International Union, United Automobile Aerospace and Agricultural Implement Workers of America, UAW, and its Local 600's (collectively, the "UAW") Memorandum of International Union, UAW and UAW Local 600 in Opposition to Debtors' Motion for An Order (A) Authorizing Termination of the Debtors' Collective Bargaining Agreements Under Section 1113 of the Bankruptcy Code and (B) Authorizing Termination of Certain Union Retiree Benefits Pursuant to Section 1114 of the Bankruptcy Code (D.I. 421) (the "Objection"), and upon entry of the Order (i) Granting Interim Relief Pursuant to Sections 1113(e) and 1114 (h) of the Bankruptcy Code; (ii) Granting Preliminary Approval of Agreement and Stipulation Between the Debtors and Debtors-in-Possession and the UAW, and (iii) Establishing Notice Procedures for Final Approval of Settlement (D.I. 474) ("Preliminary Approval Order"), and upon the Agreement and Stipulation dated March 2, 2004 between the Debtors and Debtors-in-Possession and the UAW, a copy of which is annexed hereto as Exhibit
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A (the "Stipulation"); and the Court having been advised that the Unsecured
Creditors' Committee supports approval of the Stipulation; and the Court having determined that the relief requested herein is in the best interests of the Debtors, their estates, their creditors and other parties-in-interest; and upon consideration of all prior proceedings and the record herein; and after due deliberation thereon; and good and sufficient cause appearing therefor,

     THE COURT HEREBY FINDS AND CONCLUDES THAT

     A. Capitalized terms not otherwise defined have the meanings given to them in the Stipulation;

     B. The Court has jurisdiction over this matter pursuant to 28 U.S.C. Sections 157 and 1334. This matter is a core proceeding pursuant to 28 U.S.C.
Section 157(b)(2).

     C. Notice of the Final Hearing to consider final approval of the Stipulation was adequate and sufficient and has been given pursuant to the Preliminary Approval Order. A reasonable opportunity to object or to be heard regarding final approval of the Stipulation and at the hearing has been afforded to the parties in interest and other persons affected thereby.

     D. The Stipulation was the product of good faith, arms-length negotiations by and among the Debtors' and the UAW and is a fair and reasonable compromise of the claims and disputes between the Debtors and the UAW.

     E. The allowance of claims and payments to be made pursuant to the Stipulation represent a fair and reasonable compromise of the claims and disputes between the Debtors and the UAW.

     NOW, THEREFORE, IT IS HEREBY ORDERED that:

     1. The terms of the Stipulation and the agreements and undertakings set forth therein are approved on a final basis under Bankruptcy Code Sections 1113 and 1114 and



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pursuant to Bankruptcy Rule 9019. The Debtors and the UAW are authorized to take all actions as are necessary and appropriate to implement the Stipulation.

         2. The CBA's shall be deemed rejected pursuant to Section 1113(c) of the Bankruptcy Code on the Final Order Date.

         3. The amount of $2,070,000 shall be allowed as an administrative expense of the Debtors' estates and the Debtors are directed to pay such administrative expense as set forth in the Stipulation. In addition, the Pre-April 1, 2004 Welfare Plan Liabilities shall be allowed as administrative expenses of the Debtors' estates and the Debtors are directed to pay such administrative expenses in the manner set forth in paragraph 6 of the Stipulation. In addition, the payments set forth in paragraph 7 of the Stipulation are approved.

         4. UAW shall be allowed general unsecured claims in the amounts and as set forth in paragraphs 5, 10, 11, 12, and 13 of the Stipulation; provided, however the general unsecured claim referenced in paragraph 11 of the Stipulation shall be corrected to read $51,060,000.

         5. The UAW waives and shall not assert any administrative claims other than those administrative claims set forth in the Stipulation. Except for general unsecured claims as set forth in paragraphs 15 and 17(b) of the Stipulation, the Stipulation sets forth all claims of the UAW and the UAW-Represented Persons against the Debtors and shall constitute final and full settlement of all claims that may be made by the UAW and the UAW-Represented Persons against the Debtors and their estates.

Dated:  Wilmington, Delaware
        April 6, 2004


                                            /s/ Mary T. Walrath
                                            ------------------------------------
                                            CHIEF UNITED STATES BANKRUPTCY JUDGE


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